CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


                                                 August 2, 1999

     As independent auditors, we hereby consent to the incorporation by reference in this Form 10SB Statement and amendments thereto of our report, relating to the consolidated financial statements and financial statement schedules of Scottsdale Scientific, Inc. and of its subsidiary, NutriCology, Inc., for the years ended December 31, 1997 and 1998, and the period ended March 31, 1999 included on Form 10SB and amendments thereto for the years ended December 31, 1997 and 1998 and the period ended March 31, 1999.

                                                 /s/ Clancy and Co.
                                                 ------------------
                                                 CLANCY AND CO., P.L.L.C.
                                                 Certified Public Accountants